Exhibit 99.2

Velocity Financial, Inc. Announces Proposed Offering of $500 million of Senior Notes Due 2031

Westlake Village, CA – January 26, 2026 – Velocity Financial, Inc. (NYSE: VEL) (“Velocity” or the “Company”), a leader in investor real estate loans, today announced that Velocity Commercial Capital, LLC, a wholly-owned subsidiary of Velocity (the “Issuer”), plans to offer up to $500 million aggregate principal amount of Senior Notes due 2031 (the “Notes”) to be sold in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) to individuals reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act and to certain persons outside the United States in reliance on Regulation S under the Securities Act (the “Offering”), subject to market and other conditions. The Notes will only be guaranteed by the Company on a senior unsecured basis and will not be guaranteed by any of the Company’s subsidiaries at the time of issuance.

The Company intends to use approximately $222.7 million of the net proceeds of the Offering to fund the redemption of the Issuer’s outstanding 7.125% Senior Secured Notes due 2027 (the “2027 Notes”) and the remainder for general corporate purposes, which may include the repayment of a portion of the outstanding borrowings under the Company’s warehouse repurchase and revolving loan facilities and the use of up to $75 million for the acquisition of a business that Velocity is considering acquiring. Nothing in this press release constitutes a notice of redemption or any offer to purchase or solicitation of an offer to sell any of the outstanding 2027 Notes.

The Notes and the related guarantee have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A of the Securities Act and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of, any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages business purpose loans secured by 1-4 unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 21 years.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, as amended, which are subject to the “safe harbor” created by those sections. All statements (other than statements of historical facts), including statements relating to the Offering and the use of proceeds therefrom and the timing and outcome thereof, including statements regarding the redemption of the 2027 Notes, may constitute forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “plan,” “believe,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. Although the Company believes that the expectations reflected in these forward-looking statements have a reasonable basis, the Company cannot provide any assurance that these expectations will prove to be correct. Such statements reflect the current views of the Company’s management about future events and are based on currently available information as to the outcome and timing of future events. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements include, but are not limited to, unanticipated developments that could prevent, delay, or negatively impact the Offering and other factors contained in documents the Company files with the SEC. You are cautioned not to place undue reliance on any forward-looking statements, as forward-looking statements are not guarantees of future performance and our actual results may differ significantly due to numerous known and unknown risks and uncertainties. The forward-looking statements included in this release are made only as of the date hereof. The Company disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Investors and Media:

Chris Oltmann

(818) 532-3708